As filed with the Securities and Exchange Commission on March 5, 2003

                                                      Registration No. 333-10602
                       ----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                  AMVESCAP PLC
             (Exact Name of Registrant as Specified in Its Charter)

England                                                 Not Applicable
-------                                                 --------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                               30 Finsbury Square
                                 London EC2A 1AG
                                     England
                   (Address, including Zip Code, of Principal
                               Executive Offices)

                     AMVESCAP INTERNATIONAL SHARESAVE PLAN
                  AMVESCAP NO. 3 EXECUTIVE SHARE OPTION SCHEME
                            (Full Title of the PlanS)

                              Robert F. McCullough
                             Chief Financial Officer
                                  AMVESCAP PLC
                        1315 Peachtree Street, Suite 500
                             Atlanta, Georgia 30309
                                 (404) 479-1095
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                                Erick Holt, Esq.
                                 General Counsel
                                  AMVESCAP PLC
                        1315 Peachtree Street, Suite 500
                             Atlanta, Georgia 30309
                                 (404) 479-1095

                            Deregistration of Shares
                            ------------------------

              The undersigned registrant hereby amends the Registration Statement to remove from registration 1,795,350 Ordinary Shares under the AMVESCAP International Sharesave Plan and 20,070,000 Ordinary Shares under the AMVESCAP No. 3 Executive Share Option Scheme.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of February, 2003.

                                             AMVESCAP PLC


                                             By: /s/ Robert F. McCullough
                                                 ------------------------
                                                 Robert F. McCullough
                                                 Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of AMVESCAP PLC hereby severally constitute Robert F. McCullough, Erick Holt and Jeffrey Kupor and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable AMVESCAP PLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2003:


             Name                  Title
             ----                  -----
/s/      Charles W. Brady          Executive Chairman, Board of Directors; Chief
-----------------------------      Executive Officer
Charles W. Brady                   (principal executive officer)


/s/      Rex D. Adams              Non-Executive Director
-----------------------------
Rex D. Adams

/s/      John Banham               Non-Executive Director
-----------------------------
Sir John Banham

/s/      Michael D. Benson         Vice Chairman, Board of Directors
-----------------------------
The Hon. Michael D. Benson

/s/      Joseph R. Canion          Non-Executive Director
-----------------------------
Joseph R. Canion

/s/      Michael J. Cemo           Director
-----------------------------
Michael J. Cemo

/s/      Gary T. Crum              Director
-----------------------------
Gary T. Crum

/s/      Robert H. Graham          Vice Chairman, Board of Directors
-----------------------------
Robert H. Graham

/s/      Hubert J. Harris, Jr.     Director
-----------------------------
Hubert L. Harris, Jr.

/s/      Denis Kessler             Non-Executive Director
-----------------------------
Denis Kessler

/s/      Bevis Longstreth          Non-Executive Director
-----------------------------
Bevis Longstreth

/s/      Robert F. McCullough      Director; Chief Financial Officer
-----------------------------      (principal financial and accounting officer)
Robert F. McCullough

/s/      Stephen K. West           Non-Executive Director
-----------------------------
Stephen K. West

Authorized Representative in the United States:

/s/      Robert F. McCullough
-----------------------------
Name:    Robert F. McCullough
Title:   Director; Chief Financial Officer